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 EXHIBIT 23.2 - CONSENT OF KPMG PEAT MARWICK LLP



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



 The Board of Directors
 Tompkins County Trustco, Inc.



 We consent to incorporation by reference in the Registration Statement No. 333-00146 on Form S-8 of Tompkins County Trustco, Inc. of our report dated January 17, 1997, relating to the consolidated statements of condition of Tompkins County Trustco, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholdersO equity and cash flows for the years then ended, which report has been incorporated by reference in the December 31, 1996 annual report on Form 10-K of Tompkins County Trustco, Inc.


 /S/ KPMG Peat Marwick LLP

 Syracuse, New York
 March 19, 1997